UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event	April 24, 2009
reported)

LOGICVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25 Metro Drive, 3rd Floor San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On April 24, 2009, LogicVision, Inc. (the “Company”) entered into a Third Amended and Restated Loan and Security Agreement (the “Third Amended and Restated Agreement”) with Comerica Bank. The Third Amended and Restated Agreement provides that the Company may borrow, on a revolving basis, up to $2.0 million. The interest rate applicable to any outstanding amounts is determined by reference to LIBOR plus a stated margin, and is subject to daily adjustment as set forth in the Third Amended and Restated Agreement. In connection with entering into the Third Amended and Restated Agreement, the Company granted Comerica Bank a security interest in all existing and after-acquired property of the Company, including, but not limited to, intellectual property, inventory and equipment. Under the Third Amended and Restated Agreement, the Company must comply with certain operating and reporting covenants as a condition to receiving credit extensions. These covenants provide, among other things, that the Company is not permitted to pay dividends, incur any indebtedness, merge or consolidate, engage in a business transaction that constitutes a change in control, or make material investments or dispositions without the prior written consent of the bank. If the Company fails to perform any of its obligations, violates any of its covenants, suffers a material adverse change in its business or financial condition or becomes insolvent under the Third Amended and Restated Agreement, the bank can declare any outstanding amounts immediately due and payable and cease advancing money or extending credit to or for the Company. The agreement expires on February 24, 2010. The Company is currently in compliance with all the operating and reporting covenants under the Third Amended and Restated Agreement and there are currently no borrowings outstanding.

     The foregoing summary description of the Third Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Agreement, which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
10.9	Third Amended and Restated Loan and Security Agreement, dated as of April 24, 2009, by and between Comerica Bank and the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2009
LOGICVISION, INC.

	By:	/s/ Mei Song
Mei Song
Vice President of Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.9	Third Amended and Restated Loan and Security Agreement, dated as of April 24, 2009, by and between Comerica Bank and the Company.